Exhibit 10.33

IonQ, Inc.

Bonus Agreement

This Bonus Agreement (this “Agreement”) is made and entered into effective as of December 16, 2024 (the “Effective Date”), by and between IonQ, Inc., (the “Company”), and Peter Chapman, (the “Executive”) (collectively the Company and Executive may be referred to herein as the “Parties”).

WHEREAS, the Executive is employed by the Company;

WHEREAS, the Company desires to enter into this Agreement to provide Executive with two bonuses, the first as recognition for outstanding leadership and Company performance in 2024 and the second as incentive for Executive to remain employed by the Company and continue to execute his duties and obligations through December 31, 2025, each bonus to be payable in accordance with the provisions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Retention Bonuses. Subject to the terms provided herein, if Executive remains employed by the Company through December 31, 2024, then Executive will receive a $10,000,000 lump-sum bonus (the “2024 Bonus”). Thereafter, also subject to the terms provided herein, if Executive remains employed by the Company through December 31, 2025, then Executive will receive a second $10,000,000 lump-sum bonus (the “2025 Bonus”, and together with the 2024 Bonus, the “Bonuses”). The 2024 Bonus is to be paid on or before Dec. 31, 2024, and the 2025 Bonus is to be paid on or before Dec. 31, 2025. Each Bonus will be subject to all applicable tax withholdings and payroll deductions.
2.
Annual Discretionary Bonus and Executive Severance Plan. For the avoidance of doubt, the Bonuses shall not be construed to be a “base salary” or a “bonus” for the purposes of the provisions of Section 4 of the IonQ, Inc. Executive Severance Plan (the “Executive Severance Plan”).
3.
Termination of Employment Prior to December 31, 2025. In the event Executive’s employment is terminated prior to the last day of the applicable calendar year by the Company without “Cause” or by Executive for “Good Reason” (as those terms are defined in the Executive Severance Plan), the Company will pay Executive any previously unpaid portions of the 2024 Bonus and the 2025 Bonus as soon as practicable following such termination of employment, subject to the provisions of Section 5 of the Executive Severance Plan, which is incorporated herein by reference and shall be in full force and effect with respect to the Bonuses.
4.
Code Section 409A. The provisions of Section 8 of the Executive Severance Plan are incorporated herein by reference and shall be in full force and effect with respect to the Bonuses. Notwithstanding any other provision of this Agreement, it is intended that this Agreement and the

Bonuses set forth herein be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder (“Section 409A”) pursuant to the “short-term deferral” exemption thereunder, and any ambiguities herein will be interpreted accordingly. However, the Company makes no representation that the Bonuses will be exempt from, or comply with, Section 409A and Executive is hereby advised to consult with Executive’s own tax advisor regarding Executive’s tax obligations with respect to the Bonuses payable hereunder.
5.
Clawback; Arbitration; No Enlargement of Employment Rights; Successors. The provisions of Section 7, Section 14, Section 17, and Section 18 of the Executive Severance Plan are incorporated herein by reference and shall be in full force and effect with respect to the Bonuses.
6.
General Provisions.
(a)
Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by Executive and may be assigned by the Company to (i) a successor by merger, (ii) purchasers of substantially all of the assets of the Company or its affiliates, or (iii) in connection with any other acquisition, reorganization or restructuring of the Company.
(b)
Entire Agreement. This Agreement constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the Bonuses, and supersedes and preempts any prior or contemporaneous understandings, agreements, discussions, or prior drafts or representations by or between the Parties, written or oral with respect to the Bonuses.
(c)
Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
(d)
Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by both Parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.
(e)
Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Maryland without giving effect to principles of conflicts of law of such state.
(f)
Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement.
(g)
Waiver. The waiver by either party of the other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the Parties hereto have executed and delivered this Agreement as of the year and date first above written.

IonQ, Inc. By: /s/ Tom Jones Tom Jones, Chief People Officer Date: 2/4/2025	Peter Chapman By: /s/ Peter Chapman Date: 2/19/2025